                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of AOL Time Warner Inc. for the registration of its common and preferred stocks and to the incorporation by reference therein of our reports dated February 3, 1999, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

New York, New York
March 23, 2000

                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 1999, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission, incorporated by reference in the Joint Proxy Statement-Prospectus of America Online, Inc. and Time Warner Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-30184) of AOL Time Warner Inc. for the registration of its common and preferred stocks.

                                                     /s/ Ernst & Young LLP

McLean, Virginia
March 23, 2000